POWERED
                                   CORPORATION

   INCORPORATED UNDERE THE LAWS OF         SEE REVERSE FOR CERTAIN DEFINITIONS
        THE STATE OF TEXAS                           CUSIP 73934A 10 5

THIS CERTIFIES THAT


IS THE OWNER OF

    FULLY PAID AND NON-ASSESSABLE SHRES OF THE PAR VALUE OF $0.001 EACH, OF THE
                                 COMMON STOCK OF

===============================POWERED CORPORATION==============================

  Transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

     This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.
     WITNESS the seal of the Corporation and the signatures of its duly authorized officers.

Dated:

        /s/ Jalal Alghani      [graphic omitted]      /s/ Jeffrey D. James
           Co-Chairman                                    Co-Chairman

                                                    COUNTERSIGNED AND REGISTERED
                                         AMERICAN STOCK TRANSFER & TRUST COMPANY
                                                                  TRANSFER AGENT
                                                                   AND REGISTRAR
                                         BY
                                                            AUTHORIZED SIGNATURE